Exhibit 1.1
Execution Version
Noble Holding International Limited
$250,000,000 7.375% Senior Notes due 2014
Underwriting Agreement
November 18, 2008
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
SunTrust Robinson Humphrey, Inc.
As representatives of the several Underwriters
named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Noble Holding International Limited, a Cayman Islands exempted company limited by shares and wholly-owned subsidiary of the Parent Guarantor (defined below) (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $250,000,000 principal amount of the Notes specified above (the “Securities”), and Noble Corporation, a Cayman Islands exempted company limited by shares (the “Parent Guarantor”), proposes, subject to the terms and conditions stated herein, to guarantee the Company’s payment obligations under the Securities and the indenture governing the Securities (the “Guarantee”).
     1. Each of the Company and the Parent Guarantor represents and warrants to, and agrees with, each of the Underwriters that:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-155421) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Parent Guarantor, the Company or any other co-registrant (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a

“Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Parent Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through Goldman, Sachs & Co., Citigroup Global Markets Inc. or SunTrust Robinson Humphrey, Inc. expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is 4:55 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on

Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through Goldman, Sachs & Co., Citigroup Global Markets Inc. or SunTrust Robinson Humphrey, Inc. expressly for use therein;
     (d) The documents incorporated by reference in the Pricing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through Goldman, Sachs & Co., Citigroup Global Markets Inc. or SunTrust Robinson Humphrey, Inc. expressly for use therein, or to any Form T-1; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
     (e) The Registration Statement conforms, and any further amendments to the Registration Statement will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through Goldman, Sachs & Co., Citigroup Global Markets Inc. or SunTrust Robinson Humphrey, Inc. expressly for use therein, or to any Form T-1;

     (f) The Prospectus conforms, and any further supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and does not and will not, as of the applicable issue date of the Prospectus and any supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (g) Neither the Parent Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Parent Guarantor or any of its subsidiaries (other than changes due to repurchases of the Parent Guarantor’s ordinary shares under the Parent Guarantor’s announced share repurchase program and changes, if any, in the ordinary course of business, (i) in amounts outstanding under the Parent Guarantor’s unsecured revolving credit facility or (ii) due to issuances of the Parent Guarantor’s ordinary shares under the Parent Guarantor’s share-based employee benefit and options plans) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;
     (h) The Parent Guarantor and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Pricing Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Parent Guarantor and its subsidiaries or where the failure to have such title or to be free and clear of such liens, encumbrances and defects would not have a Material Adverse Effect; and any real property and buildings held under lease by the Parent Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Parent Guarantor and its subsidiaries;
     (i) Each of the Company and the Parent Guarantor has been duly incorporated and is validly existing as an exempted company limited by shares in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing

Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of the Parent Guarantor’s subsidiaries set forth on Schedule III hereto (collectively, the “Material Subsidiaries”, and each a “Material Subsidiary”) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation;
     (j) The Parent Guarantor has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Parent Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Parent Guarantor, free and clear, to the knowledge of the Parent Guarantor and the Company, of all liens, encumbrances or claims;
     (k) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, which will be substantially in the form filed as an exhibit to the Registration Statement, as it may be amended and supplemented by any supplemental indenture (the “Indenture”); the Guarantee, which is set forth in the Indenture, has been duly authorized and, when the Indenture is executed and delivered pursuant to this Agreement, will have been duly executed, authenticated, made and delivered and will constitute valid and legally binding obligations of the Parent Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act, and, at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Guarantee and the Indenture will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;
     (l) The issue and sale of the Securities, the making of the Guarantee and the compliance by the Company and the Parent Guarantor, as applicable, with all of the provisions of the Securities, the Guarantee, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which the Parent Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memoranda of association or articles of association of the Parent Guarantor or the Company, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent Guarantor or any of its subsidiaries or any of their properties, except (x) that any rights to indemnification and contribution set forth in this Agreement may be limited by federal and state securities laws and public policy considerations and (y) with respect to clause (i) above, for such conflicts, breaches or violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the making of the Guarantee or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
     (m) Neither the Parent Guarantor nor any of its Material Subsidiaries is in violation of its memorandum of association, articles of association, certificate of incorporation or other similar organizational document, as applicable; and neither the Parent Guarantor nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except any default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (n) The statements set forth in the Pricing Prospectus and the Basic Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities”, insofar as they purport to constitute a summary of the terms of the Securities and under the caption “Underwriting”, “Plan of Distribution”, and “Cayman Island Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
     (o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries is a party or of which any property of the Parent Guarantor or any of its subsidiaries is the subject that, if determined adversely to the Parent Guarantor or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Parent Guarantor and the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (p) Neither the Company nor the Parent Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Pricing Prospectus, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

     (q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Parent Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Parent Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Parent Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (r) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Parent Guarantor and its subsidiaries, and have audited the Parent Guarantor’s internal control over financial reporting, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
     (s) The Parent Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Parent Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Parent Guarantor’s internal control over financial reporting is effective and the Parent Guarantor is not aware of any material weaknesses in its internal control over financial reporting;
     (t) Except as disclosed in the Parent Guarantor’s reports filed with the Commission under the Exchange Act, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there have been no changes in the Parent Guarantor’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Parent Guarantor’s internal control over financial reporting;
     (u) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Parent Guarantor nor any of its Material Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental

Laws”), (B) the Parent Guarantor and each of its Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and the Parent Guarantor, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Parent Guarantor or any of its subsidiaries and (D) to the knowledge of the Company and the Parent Guarantor, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Parent Guarantor or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws; and
     (v) The Parent Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent Guarantor and its subsidiaries is made known to the Parent Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.095% of the principal amount thereof, plus accrued interest, if any, from November 21, 2008 to the Time of Delivery (as defined below), the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least 48 hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least 24 hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on November 21, 2008 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company and the Parent Guarantor agree with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company or the Parent Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Parent Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus that shall be disapproved by you promptly after reasonable notice thereof;
     (c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Guarantee for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (d) Prior to 4:30 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (e) To make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Parent

Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Parent Guarantor, Rule 158);
     (f) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of the Company or the Parent Guarantor that mature more than one year after such Time of Delivery and that are substantially similar to the Securities or the Guarantee;
     (g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and
     (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.
     6. (a)(i) The Company and the Parent Guarantor each represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities or the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
     (ii) each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than (x) one or more free writing prospectuses as defined in Rule 405 under the Act to the extent it or they contain(s) the terms of the Securities, the Guarantee or the offering that do not reflect the final terms of the Securities, the Guarantee or the offering and (y) one or more term sheets relating to the Securities, the Guarantee or the offering that do not contain substantive changes from or additions to the final term sheet referred to in Section 5(a) hereof, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and
     (iii) any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;
     (b) The Company and the Parent Guarantor have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company and the Parent Guarantor agree that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company or the Parent Guarantor will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co., Citigroup Global Markets Inc. or SunTrust Robinson Humphrey, Inc. expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the Guarantee under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantee; (iii) any expenses in connection with the qualification of the Securities and the Guarantee for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities and the Guarantee; (vi) the cost of preparing the Securities and the Guarantee; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantee; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Parent Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Parent Guarantor shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company or the Parent Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Vinson & Elkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to certain matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Baker Botts L.L.P., counsel for the Company and the Parent Guarantor, shall have furnished to you their written legal opinion letter, dated the Time of Delivery, in form and substance satisfactory to you, and substantially as set forth on Annex II(a) hereto:
     (d) Maples and Calder, Cayman Islands counsel for the Company and the Parent Guarantor, shall have furnished to you their written legal opinion letter, dated the Time of Delivery, in form and substance satisfactory to you, and substantially as set forth on Annex II(b) hereto.
     (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto);
     (f) (i) Neither the Parent Guarantor nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Parent Guarantor or any of its subsidiaries (other than changes due to repurchases of the Parent Guarantor’s ordinary shares under the Parent Guarantor’s announced share repurchase program and changes, if any, in the ordinary course of business, (i) in amounts outstanding under the Parent Guarantor’s unsecured revolving credit facility or (ii) due to issuances of the Parent Guarantor’s ordinary shares under the Parent Guarantor’s share-based employee benefit and options plans) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
     (g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or the Parent Guarantor by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;
     (h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Parent Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
     (i) The Company and the Parent Guarantor shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
     (j) The Company and the Parent Guarantor shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Parent Guarantor, respectively, satisfactory to you as to the accuracy of the respective representations and warranties of the Company and the Parent Guarantor herein at and as of such time, as to the performance by the Company and the Parent Guarantor of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

     9. (a) The Company and the Parent Guarantor will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Parent Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by any Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (b) Each Underwriter will indemnify and hold harmless the Company and the Parent Guarantor against any losses, claims, damages or liabilities to which the Company or the Parent Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent Guarantor, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company and the Parent Guarantor under this Section 9 shall be in addition to any liability that the Company or the Parent Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Parent Guarantor and to each person, if any, who controls the Company or the Parent Guarantor within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Parent Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Parent Guarantor, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Parent Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company or the Parent Guarantor or any officer or director or controlling person of the Parent Guarantor, and shall survive delivery of and payment for the Securities.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Parent Guarantor shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities and the Guarantee are not delivered by or on behalf of the Company and the Parent Guarantor as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Parent Guarantor shall then be under further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.
     14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company or the Parent Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Parent Guarantor set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Parent Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Parent Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Parent Guarantor and each person who controls the Company or the Parent Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     17. The Company and the Parent Guarantor acknowledge and agree that (i) the purchase and sale of the Securities and the Guarantee pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Parent Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Parent Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Parent Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Parent Guarantor on other matters) or any other obligation to the Company or the Parent Guarantor except the obligations expressly set forth in this Agreement or any other effective agreement between you and the Company or the Parent Guarantor and (iv) the Company and the Parent Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Parent Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Parent Guarantor, in connection with such transaction or the process leading thereto.

     18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Parent Guarantor, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.
     19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     20. The Company, the Parent Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     22. Notwithstanding anything herein to the contrary, the Company and the Parent Guarantor are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Parent Guarantor relating to that treatment and structure without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Parent Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, Noble Holding International Limited
By:	/s/ Alan R. Hay
Alan R. Hay
Director

Noble Corporation
By:	/s/ David W. Williams
David W. Williams
Chairman of the Board, Chief Executive Officer and President

Accepted as of the date hereof:
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
SunTrust Robinson Humphrey, Inc.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
On behalf of each of the Underwriters

SCHEDULE I

Principal Amount of
Securities to be
Underwriter	Purchased
Goldman, Sachs & Co.	$125,000,000
Citigroup Global Markets Inc.	37,500,000
SunTrust Robinson Humphrey, Inc.	37,500,000
Barclays Capital Inc.	10,000,000
DnB NOR Markets, Inc.	10,000,000
Fortis Securities LLC	10,000,000
HSBC Securities (USA) Inc.	7,500,000
Mitsubishi UFJ Securities International plc	7,500,000
Wells Fargo Securities, LLC	5,000,000
Total	$250,000,000
Schedule I

SCHEDULE II
(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)	Additional Documents Incorporated by Reference:

None.
Schedule II

SCHEDULE III
MATERIAL SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Formation
Noble Holding (U.S.) Corporation	Delaware

Noble Drilling Corporation	Delaware

Noble Drilling (U.S.) Inc.	Delaware

Noble Holding International Limited	Cayman Islands

Noble Drilling Holding LLC	Delaware

Noble Asset Company Limited	Cayman Islands

Noble International Limited	Cayman Islands
Schedule III

ANNEX I
FORM OF ANNEX I DESCRIPTION OF COMFORT LETTER
FOR REGISTRATION STATEMENTS ON FORM S-3
Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
and
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
SunTrust Robinson Humphreys, Inc.
(as representatives of the several underwriters)
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York, 1004
Ladies and Gentlemen:
We have audited:
1.	the consolidated financial statements of Noble Corporation (the “Company”) and subsidiaries as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”), which have been recast to include the historical results of Noble Holding International Limited (“NHIL”) as a stand alone entity as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 as reported on Note 19 of the consolidated financials statements included on the Company’s current report on Form 8-K dated November 18, 2008 (the “Form 8-K”), and

2.	the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007.
The consolidated financial statements referred to above are all incorporated by reference in the registration statement (No. 333-155421-02) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, including the prospectus and the preliminary prospectus supplement, both dated November 18, 2008, is herein referred to as the “Registration Statement.”
In connection with the Registration Statement:

Annex I-1

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2007; although we have conducted an audit for the year ended December 31, 2007, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2007 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows, of shareholders’ equity and of comprehensive income included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2007. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2007. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2007.

4.	For purposes of this letter, we have read the minutes of the 2008 meetings of the shareholders, the Board of Directors, and the Audit, Finance, Compensation, and Nominating and Corporate Governance Committees of the Company and its subsidiaries as set forth in the minute books at November 14, 2008, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for those listed in Exhibit I, which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meetings), and have carried out other procedures to November 14, 2008 (our work did not extend to the period from November 15, 2008 to November 18, 2008, inclusive) as follows:
a.	With respect to the three-month, three- and six-month, and three- and nine-month periods ended March 31, 2008 and 2007, June 30, 2008 and 2007 and September 30, 2008 and 2007, respectively, we have:
(i)	performed the procedures (completed on May 9, 2008, August 8, 2008 and November 7, 2008, respectively) specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated financial statements as of and for the three-month periods ended March 31, 2008 and 2007, three- and six-month periods ended June 30, 2008 and 2007, and three- and nine-month periods ended September 30, 2008 and 2007 included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, respectively, incorporated

Annex I-2

by reference in the Registration Statement; and

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in a.(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.
b.	With respect to the period from October 1, 2008 to October 31, 2008, we have:
(i)	read the unaudited consolidated financial data of the Company and subsidiaries for October of both 2008 and 2007 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to October 31, 2008 were available. The financial information for October of both 2008 and 2007 is incomplete in that it omits the statement of cash flows, of shareholders’ equity and of comprehensive income and other disclosures.

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b.(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.
The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	It should be noted effective January 1, 2008, the Company partially adopted SFAS No. 157, Fair Value Measurements. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	(i)	Any material modifications should be made to the unaudited consolidated financial statements described in 4.a.(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.
(ii)	The unaudited consolidated financial statements described in 4.a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.	(i)	At October 31, 2008 there was any change in the ordinary shares, increase in long-term debt, or decrease in consolidated net current assets (working capital) or shareholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the September 30, 2008 unaudited consolidated balance sheet incorporated by reference in the Registration Statement, except that the unaudited consolidated balance sheet as of October 31, 2008, which we were furnished by the Company showed a change from September 30, 2008 in the ordinary shares and an

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increase in long-term debt as disclosed in Exhibit II of this letter, or (ii) for the period from October 1, 2008 to October 31, 2008, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of consolidated net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.
6.	As mentioned in 4.b., Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to October 31, 2008 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 31, 2008 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at November 14, 2008 there was any change in the ordinary shares, increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the September 30, 2008 unaudited consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from October 1, 2008 to November 14, 2008, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of consolidated net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the preliminary prospectus supplement (Exhibit III) forming part of the Registration Statement and the attached copies of the documents incorporated by reference in the Registration Statement which include, the Company’s Form 8-K for the year ended December 31, 2007 (Exhibit IV), the Company’s quarterly report filed on Form 10-Q for the quarters ended March 31, 2008 (Exhibit V), June 30, 2008 (Exhibit VI), and September 30, 2008 (Exhibit VII), and have performed the following procedures, which were applied as indicated with respect to the numbers explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this document as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.
1	Compared the amount to corresponding amounts in the Company’s audited consolidated financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 or the notes thereto, included in the Form 8-K dated November 18, 2008, incorporated by reference in the Registration Statement described in the first paragraph of this letter, and found such amount to be in agreement.

2	Recomputed the amount or percentage using amounts contained in the Company’s audited consolidated financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 or the notes thereto, included in the Form 8-K dated

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November 18, 2008, incorporated by reference in the Registration Statement, and found such amount or percentage to be in agreement.
3	Compared the amount or percentage to or recomputed the amount or percentage based on a Company-prepared schedule, derived from the Company’s accounting records, and found such amount or percentage to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the Company’s accounting records and found such amounts to be in agreement, and (b) determined that the schedule was mathematically correct.

4	Compared the amount to corresponding amounts in the Company’s unaudited consolidated financial statements and/or the related notes thereto, included in the March 31, 2008, June 30, 2008 or September 30, 2008 Form 10-Q incorporated by reference in the Registration Statement described in paragraph 4a of this letter, and found such amount to be in agreement.

5	Recomputed the amount or percentage using amounts contained in the Company’s unaudited consolidated financial statements and/or the related notes thereto, included in the March 31, 2008, June 30, 2008 or September 30, 2008 Form 10-Q incorporated by reference in the Registration Statement described in paragraph 4a of this letter, and found such amount to be in agreement.

6	Compared the ratios of earnings to fixed charges to ratios included on a Company-prepared schedule, derived from the Company’s accounting records, and found such ratios to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the Company’s accounting records and found such amounts to be in agreement, and (b) determined that the schedule was mathematically correct. However, we make no comment as to the Company’s compliance with the disclosure requirements of Item 503(d) of Regulation S-K or the appropriateness of management’s use of one-third (1/3) of rent expense as the interest factor.
8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

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9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

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ANNEX II(a)
FORM OF OPINION OF COUNSEL
FOR THE COMPANY AND THE PARENT GUARANTOR
     1. The Parent Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the jurisdictions specified in the opinion.
     2. Each of Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Noble Drilling (U.S.) Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and all of the issued shares of capital stock of each such corporation have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Parent Guarantor, free from liens, encumbrances or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Parent Guarantor or such corporations as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
     3. Noble Drilling Holding LLC has been duly organized and is an existing limited liability company in good standing under the laws of the State of Delaware; and all of its issued and outstanding membership interests have been duly authorized and validly issued in accordance with its limited liability company agreement and the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act), and such membership interests are owned directly or indirectly by the Parent Guarantor free from liens, encumbrances or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Parent Guarantor or Noble Drilling Holding LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than liens, encumbrances and claims created by or arising under the Delaware LLC Act or the governing documents of Noble Drilling Holding LLC.
     4. To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries is a party or of which any property of the Parent Guarantor or any of its subsidiaries is the subject that are of a character required to be described in the Registration Statement or the Pricing Disclosure Package that are not described as required.
     5. When the Securities have been authenticated in the manner set forth in the Indenture and delivered against due payment therefor, the Securities and the Guarantee will constitute a valid and legally binding obligations of the Company and the Parent Guarantor, respectively, enforceable against the Company and the Parent Guarantor in accordance with their terms, except as that enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or

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affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing. The Securities and the Guarantee, in the forms certified by the Company as of the date of such opinion, and the Indenture conform in all material respects to the descriptions thereof contained in the final term sheet prepared and filed pursuant to Section 5(a) of this Agreement and in the information set forth under the captions “Description of Debt Securities” and “Description of the Notes” in the Pricing Prospectus.
     6. Assuming the due authorization, execution and delivery thereof by the Company, the Parent Guarantor and the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing. The Indenture has been qualified under the Trust Indenture Act.
     7. The execution, delivery and performance by the Company and the Parent Guarantor of this Agreement and the Indenture and the consummation by the Company and the Parent Guarantor of the transactions contemplated thereby, do not violate or result in any breach of (i) any agreement or instrument filed as an exhibit to or incorporated by reference into the Registration Statement or (ii) any Applicable Laws, except, in the case of clause (i), for such violations or breaches that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. “Applicable Laws” is defined as the laws of the State of New York, the laws of the State of Texas and the laws of the United States of America that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Agreement and the Indenture.
     8. No consent, approval, authorization, order, registration or qualification of or with any Applicable Governmental Authority is required for the issue and sale by the Company of the Securities, the making of the Guarantee by the Parent Guarantor or the consummation by the Company or the Parent Guarantor of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters. “Applicable Governmental Authority” is defined as any governmental body, agency or court of the United States of America, the State of Texas or the State of New York.
     9. Neither the Company nor the Parent Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither will be, an “investment company,” as such term is defined in the Investment Company Act.
     10. The Registration Statement, and the Prospectus and the documents incorporated by reference therein (except for (i) the financial statements, including the notes thereto and the auditors’ reports thereon, included or incorporated by reference therein, (ii) the other financial

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information included or incorporated by reference therein, and (iii) the Statements of Eligibility Under the Trust Indenture Act of a Corporation Designated to Act as Trustee on Form T-1, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to have complied as to form in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
     Such counsel will also provide the following:
     Such counsel has participated in conferences with officers and other representatives of the Company and the Parent Guarantor, representatives of the independent public accountants of the Company and the Parent Guarantor and your representatives at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Although such counsel did not independently verify, is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus or the responsiveness of such statements to legal requirements (except to the extent stated in the last sentence of paragraph 5 above and in paragraph 10 above), such counsel advises you that, on the basis of the foregoing, no facts have come to its attention that lead it to believe that (A) the Registration Statement, as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus, as of the issue date thereof and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been asked to comment and expresses no statement or belief with respect to (i) the financial statements and related schedules (including the notes thereto and the independent registered public accounting firm’s reports thereon), (ii) the other financial or accounting data, or (iii) the Statements of Eligibility under the Trust Indenture Act of a corporation designated to act as trustee on Form T-1, in each case included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus).

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ANNEX II(b)
FORM OF OPINION OF CAYMAN ISLANDS COUNSEL
FOR THE COMPANY AND THE PARENT GUARANTOR
     1.1 Each of the Parent Guarantor, the Company, Noble Asset Company Limited and Noble International Limited (the “Cayman Subsidiaries”) is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and the Company has the corporate power and authority to own and operate its property and to conduct its business as described in the discussion set forth under the caption “Noble Corporation” in the Prospectus.
     1.2 The Company and the Parent Guarantor have full power and authority under their respective Memorandums and Articles of Association to enter into, execute and perform their obligations under each of the Transaction Documents to which it is a party, and in the case of the Company, to enter into, execute and perform its obligations under the Notes, including the issue of the Notes pursuant to the Indenture.
     1.3 The execution and delivery of the Transaction Documents by the Company and the Parent Guarantor, as applicable, and the issue and offer of the Notes by the Company, and the performance of their obligations thereunder, do not conflict with or result in a breach of any of the terms or provisions of their respective Memorandums and Articles of Association or any law, public rule or regulation applicable to the Company or the Parent Guarantor in the Cayman Islands currently in force.
     1.4 The execution, delivery and performance of the Transaction Documents has been authorized by and on behalf of the Company and the Parent Guarantor, as applicable, the Transaction Documents have been duly executed and delivered on behalf of the Company and the Parent Guarantor, as applicable, and constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, as applicable, enforceable in accordance with their terms.
     1.5 The Notes have been authorized by the Company and the Parent Guarantor, respectively, and when authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.
     1.6 No authorizations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:
          1.6.1 the execution or delivery of the Transaction Documents by the Company and the Parent Guarantor, as applicable;
          1.6.2 subject to the payment of stamp duty, the enforcement of the Transaction Documents against the Company or the Parent Guarantor, as applicable;

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          1.6.3 the offering, execution, authentication, allotment, issue or delivery of the Notes;
          1.6.4 the performance by the Company and the Parent Guarantor, as applicable, of their obligations under the Notes and the Transaction Documents;
          1.6.5 the payment of the principal and interest and any other amounts under the Notes.
     1.7 No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:
          1.7.1 the execution or delivery of the Transaction Documents or the Notes;
          1.7.2 the enforcement of the Transaction Documents or the Notes;
          1.7.3 payments made under, or pursuant to, the Transaction Documents; or
          1.7.4 the issue, transfer or redemption of the Notes.
     The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
     1.8 The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Notes.
     1.9 Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the respective dates of incorporation of the Company and the Parent Guarantor, there were no actions or petitions pending against the Company or the Parent Guarantor in the courts of the Cayman Islands as at close of business in the Cayman Islands on [●] November 2008.
     1.10 Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:
          1.10.1 is given by a competent foreign court;
          1.10.2 imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
          1.10.3 is final;
          1.10.4 is not in respect of taxes, a fine or a penalty; and
          1.10.5 was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

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     1.11 It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.
     1.12 Based solely on our review of the Memorandum and Articles of the Parent Guarantor, the authorized share capital of the Company is US$55,000,000 divided into 400,000,000 Ordinary Shares of a par value of US$0.10 each and 15,000,000 Preferred Shares of a par value of US$1.00 each and based solely on the Officer’s Certificate, the issued shares in the capital of the Company is [*] Ordinary Shares of US$0.10 each and [*] Preferred Shares of US$1.00.
     1.13 Based solely on our review of the Register of Members of the Company, the issued shares in the capital of the NHIL (the “NHIL Issued Shares”) is 10,000 shares of US$1.00 each and the Company is the registered holder of all of the NHIL Issued Shares. The NHIL Issued Shares have been duly authorized and validly issued and, assuming that payment for such NHIL Issued Shares has been received in full in accordance with the terms of issue, are fully paid.
     1.14 Based solely on our review of the Register of Members of Noble Asset Company Limited (“NACL”), the issued shares in the capital of NACL (the “NACL Issued Shares”) is 5,000 shares of US$1.00 each and Noble Drilling Holding LLC is the registered holder of all of the NHIL Issued Shares. The NACL Issued Shares have been duly authorized and validly issued and, assuming that payment for such NACL Issued Shares has been received in full in accordance with the terms of issue, are fully paid.
     1.15 Based solely on our review of the Register of Members of Noble International Limited (“NIL”), the issued share in the capital of NIL (the “NIL Issued Share”) is 12,000 shares of US$1.00 each and Noble Drilling Holding LLC is the registered holder of all of the NIL Issued Shares. The NIL Issued Shares have been duly authorized and validly issued and, assuming that payment for such NIL Issued Shares has been received in full in accordance with the terms of issue, is fully paid.

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